UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2006

AFFYMETRIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State of incorporation)

0-28218		77-0319159
(Commission File Number)		(IRS Employer Identification No.)

3420 CENTRAL EXPRESSWAY,
SANTA CLARA, CALIFORNIA		95051
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 731-5000

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

   Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 17, 2006, Affymetrix, Inc. (the “Company”) announced that it will request a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”) in response to the receipt of a NASDAQ Staff Determination letter dated August 17, 2006 indicating that the Company is not in compliance with the filing requirements for continued listing as set forth in Marketplace Rule 4310(c)(14). As anticipated, the letter was issued in accordance with NASDAQ procedures due to the delayed filing of the Company’s Form 10-Q for the quarter ended June 30, 2006. Pending a decision by the Panel, Affymetrix shares will remain listed on the NASDAQ Stock Market.

     A copy of the Company’s press release is attached hereto as Exhibit 99.1.

   Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

      The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Text of press release issued by Affymetrix, Inc. dated August 17, 2006.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMETRIX, INC.

Dated:	August 17, 2006	By:	/S/ GREGORY T. SCHIFFMAN

			Name:	Gregory T. Schiffman
			Title:	Executive Vice President and Chief
Financial Officer